[HACH Logo]

                            Distributorship Agreement
                Between Hach Company and EuroTech (Far East) Ltd.

This agreement made and entered into between Hach Company, Inc., a corporation organized and existing under the laws of the State of Delaware, U.S.A., having its principal offices at 57th Street and Lindbergh Parkway (P.O. Box 389), Loveland Colorado 80537, United States of America ("Hach") and

                            EuroTech (Far East) Ltd.
                            18/F Gee Chang Hong Centre
                            65 Wong Chuk Hang Road
                            Hong Kong ("Distributor").

     Whereas Hach is one of the leading manufacturers of laboratory testing apparatus, process analyzers and chemicals particularly intended for analysis of water and other substances the ("Products"); and

     Whereas Distributor has the commercial and technical experience and capability as well as technically trained personnel to promote, sell and service the Products:

     Now, therefore, the parties hereto agree as follows:

1.0  Definitions

1.1 The "Territory" shall mean the geographic area described on Exhibit A, Territory, attached hereto.

1.2 The "Products" shall mean the items of the Product lines designated on Exhibit B, Products, attached hereto. The parties may add to or otherwise modify said list by mutual written agreement.

1.3 "Private Label Products" shall mean those products which Hach supplies to its customers which bear the customer's label, or those products purchased from Hach under a special agreement, or those products which are otherwise denominated by Hach as Private Label Products.

1.4 "Contract Date" is the date shown beneath the signature of Hach Company at the end of this Agreement.

2.0  Appointment of Distributor

2.1 Hach hereby appoints EuroTech (Far East) Ltd. Distributor of Products in the Territory, and Distributor accepts said appointment, subject to all terms and conditions hereof.

2.2 Hach may appoint other person(s) or company(s) to distribute or represent the Products in the Territory during the term of this Agreement or any extension hereof.

2.3 Hach does not guarantee the Products will not at times be sold to customers in the Territory by Distributors or representatives established outside the Territory.

2.4 Hach may sell Products directly to customers in the Territory where requested by a customer or where, in Hach's sole discretion, Distributor's coverage of the Territory is not adequate.

3.0  Purchase, Shipment

3.1 Distributor may sell only those Products described in Exhibit B, Products in the Territory.

3.2 Absent a separate, written agreement, Distributor may not sell Private Label Product, and no commission is due or shall be extended for such sales.

3.3 Subject to availability, Distributor shall place firm orders for and Hach shall send to Distributor, Products in quantities sufficient to meet Distributor's demand for the Products in the Territory.

3.4 Hach shall sell Products to Disributor, Ex Works (Factory, Ames, Iowa U.S.A.) and all risk of damage or loss shall pass to Distributor at this point. Hach retains title to the Products until carrier delivers Product(s) at first foreign (non U.S.) port of entry.

3.5 Products shall be sold to Distributor at Hach's Distributor List Prices in effect at the time the order is accepted by Hach. All sales shall be made under Hach's standard terms and conditions of sale, as modified and subject only to the terms of this Agreement which shall prevail in the event of any inconsistency between this Agreement and those terms and conditions of sale. Hach shall furnish to Distributor from time to time a Distributor Price List and a recommended price list covering the Products. Hach may from time to time and without prior notice to Distributor change either of these price lists.

3.6 Each order placed by Distributor shall be subject to acceptance by Hach in the U.S. Hach shall not be obligated to accept any order. Hach shall not be liable to any party for its failure or refusal to accept any order.

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3.7  Hach shall not be liable for loss, damage, detention, delay or failure to deliver all or any part of the Products resulting from causes beyond its control, including but not limited to fires, strike, insurrection, riots, embargoes, car shortages, delays in transportation, inability to obtain supplies and raw materials, requirements or regulations of the United States Government or any other civil or military authority. Hach shall not be liable for any loss or damage arising from such delay.

3.8 Quoted delivery dates are merely approximate. Delay in delivery shall not entitle Distributor to cancel an order. Distributor's acceptance of delivery of the Products shall constitute a waiver of all claims for loss or damage due to delay.

3.9 Hach shall have the right to discontinue the availability of any Product, or to make design changes or improvements in the Products, at any time without notification to Distributor, without incurring any liability to Distributor or to Distributor's dealers or customers and without any obligation to apply any such changes or improvements to Products previously purchased by Distributor or in use in the Territory.

4.0  Terms of Payment

4.1 Payment for Products shall be made by Distributor in U.S. dollars in accordance with Hach's standard credit practices for international sales. Ability to complete payments to Hach in the currency of the United States of America as stipulated herein is of the essence of this Agreement. If by virtue of any regulation or order of any government authority in the Territory Distributor is unable to make payments in accordance with this agreement, Hach may elect to terminate this Agreement

4.2 Notwithstanding Section 4.1, payment may be made in U.S. dollars or in any alternate currency upon which the parties hereto mutually agree in writing prior to payment in that alternate currency.

4.3 All overdue invoices shall accrue interest at the rate of one and one-half (1.5%) percent per thirty (30)-day period, with each fraction of a period counting as a full period.

5.0  Duties of Distributor

5.1 Distributor agrees to maintain a suitable place or places of business with adequate facilities for the sale and servicing of the Products. Such facilities shall be staffed by qualified personnel and shall remain open to customers during business hours customary in the trade and in the Territory. Distributor shall allow Hach's representatives at any reasonable time to examine Distributor's place of business and inventories and to test Distributor's equipment and facilities so as to verify Distributor's compliance with this agreement.

5.2 Distributor agrees to exert its best efforts to promote and sell the Products in the Territory and to provide competent post-sales servicing for all Products located in the Territory regardless of whether or not sold by Distributor.

5.3 Neither Distributor nor any related or affiliated person of Distributor shall, during the term of this Agreement, sell or represent any goods which conflict or compete with the Products.

5.4 Distributor agrees to inform Hach in writing of all products or companies other than Hach, which or from whom Distributor purchases for resale or otherwise represents during the term of this Agreement.

5.5 Distributor agrees to keep at all times during the term of this Agreement an adequate inventory of Product as reasonably required to meet the Sales Forecast for the Territory. Distributor shall execute such Sales Forecast promptly upon signing this Agreement or at the start of Hach's fiscal year as mutually agreed upon. In the event said Sales Forecast is not executed before the first day of the third month following the Contract Date of this Agreement, Hach may terminate this Agreement with thirty (30) days written notice to Distributor.

         5.5.1 An Annual Sales Forecast(s) will be provided by Distributor to Hach by June 30 of each contract year.

5.6 Distributor shall furnish an Annual Sales and Operations Report ("Report") to Hach, This Report is due on February 1 of each year and Hach must receive the Report no later than February 28. The Report shall contain accurate information as to sales, customer demand, customer reactions, activities of competitors, information on political and economic developments that could affect in any way the financial condition of the Distributor and/or the ability of Distributor to promote and sell the Products in the Territory and such other information as Hach may reasonably request, including information on the financial condition of Distributor.

5.7 Distributor shall maintain records of all sales and keep them on file for three (3) years. Distributor shall allow Hach's employees or agents to examine such records at any reasonable time. Distributor agrees that all customers or potential customers for the Products have been developed and created solely for the benefit of Hach, and any list of customers or potential customers for the Products shall be deemed to be the property of Hach.

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5.8  Distributor shall assist Hach in obtaining information regarding the financial stability and credit history of any customer or prospective customer with respect to which Distributor forwards an order directly to Hach for acceptance in return for a sales commissions, as provided herein.

5.9 If Distributor services Hach equipment it shall do so according to Hach's "International Instrument Service Policy and Procedure of Hach Company and of Hach Europe, S.A."

6.0  Resale of Products by Distributor

6.1 Distributor shall actively solicit orders from prospective and actual customers, either by calling on same with its own personnel, through its dealers or by mailing adequate printed material and brochures.

6.2 Hach may visit customers and prospective customers in the Territory and may, but shall not be required to, afford Distributor an opportunity to accompany the Hach representative on any such visit. Any order placed by a customer during a joint visit by Hach and Distributor shall be for the account of Distributor.

6.3 Distributor shall establish a Customer Price List which shall be made available to Hach upon request. In doing so, Distributor agrees to give due consideration to Hach's recommended customer list prices, and prices of Hach Product and competitive products in the U.S.A. and locally. Said Price List shall be established to afford sales potential for the Products and at the same time to secure due compensation to Distributor for the sale and service efforts in the Territory.

6.4 Distributor shall not solicit or advertise in jurisdictions outside the Territory unless this restriction on solicitation or advertisement is prohibited by law. Distributor shall not maintain branches, places of business or warehouses outside the Territory for the Products without the prior written consent of Hach.

6.5 Distributor shall not, without the prior written consent of Hach, alter the Products in any manner including, without limitation, removal or alteration of labels, tradenames, trademarks, notices, serial numbers or other identifying marks, symbols or legends affixed to any of the Products or their containers or packages

7.0  Sales Literature

7.1 Hach shall furnish to Distributor reasonable quantities of sales literature and brochures in the English language and using United States standard measures and weights. Distributor shall be responsible for carrying out, at its own cost and expense, any translations or adaptations of such material required by local law, provided that no such translations or adaptations shall be disseminated by Distributor without the prior written consent of Hach. Nonetheless, Distributor agrees to indemnify Hach and hold it harmless from any liability, damages, costs and expenses incurred by Hach with respect to any improper or incorrect translation or adaptation of the above mentioned materials.

7.2 Upon termination of this Agreement Distributor shall promptly deliver to Hach all such material and any translations and/or adaptations thereof which may be in Distributor's possession or control, in accordance with instructions from Hach.

7.3 Hach shall have the right to distribute literature and brochures directly to the customers and prospective customers in the Territory based on mailing lists that Hach may develop. Where Hach and Distributor together develop such lists, Distributor may be requested by Hach to pay up to one-half of the cost of any such distribution.

8.0  Appointment of Dealers

Distributor shall not appoint any representatives, agents, sub-Distributors or dealers ("Appointees")to assist in the promotion and/or sale of the Products in the Territory without the prior written consent of Hach. In the event that Hach shall consent to any such appointments, it is understood that any such Appointee shall not be considered a representative, agent, distributor, dealer or employee of Hach, and shall derive no rights vis-a-vis Hach by virtue of such appointment. Accordingly, Distributor agrees to indemnify Hach and hold it harmless from any liability, damages, costs or expenses (including reasonable attorney's fees) incurred by Hach as a result of acts of the Appointees. Further Distributor shall indemnify and hold Hach harmless from any liability, damages, costs or expenses (including reasonable attorney's fees) incurred by Hach with respect to the termination and/or appointment of any such Appointees.

9.0  Government Regulations

9.1 Distributor agrees to obtain at its own expense any import license, foreign exchange permit, or other permit or approval it may need for the performance of its obligations under this Agreement and to comply at its own expense with all applicable laws, regulations and orders of the government(s) of the Territory any instrumentality thereof.

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10.0  Warranty

10.1 Hach warrants that the Products are free from defects in material and workmanship for a period of one (1) year from the date of shipment unless otherwise specified by Hach.

10.2 The sole obligation of Hach is to repair or replace, at its option, and without charge, any Product or part of its manufacture which it agrees is defective.

10.3 This warranty does not cover limited-life electrical components which deteriorate with age such as but not limited to: vacuum tubes, batteries, lamps, photo cells, electrodes. In the case of equipment and accessories not manufactured by Hach, but which are furnished with equipment of Hach's manufacture, if warranty is extended by the manufacturers thereof and transferable to Distributor, Hach transfers such warranty.

10.4 This warranty does not cover parts or Products which in Hach's or Distributor's opinion have become worn from normal use or have been damaged by misuse, negligence or accident, or which disassembly and/or repairs have been attempted causing said defect.

10.5 UNLESS EXPRESSLY SET FORTH IN THIS AGREEMENT, HACH MAKES NO WARRANTY OF ANY KIND WHATSOEVER WITH RESPECT TO ANY PRODUCTS FURNISHED HEREUNDER. HACH EXPRESSLY DISCLAIMS ANY WARRANTIES IMPLIED BY LAW, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL HACH BE LIABLE FOR DIRECT, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

10.6 Distributor, acting only on its behalf, shall in the sale contract between it and its retail customer, provide a warranty similar to the one given to Distributor by Hach herein. Distributor shall promptly perform and fulfill any and all of the terms and conditions of each such warranty extended. Distributor agrees not to extend to its customers any Product warranty that is different from Hach's limited warranty set forth in this Section 10.

11.0  Industrial Property

Distributor recognizes that Hach is the owner, assignee or licensee of various industrial property rights in the United States and throughout the world, including patents, trademarks, trade names, designs, insignia and confidential information, and Distributor expressly acknowledges and agrees that it will not have or acquire any rights in or to any such industrial property rights used or adopted by Hach anywhere in the world, or used or adopted by any company related to or affiliated with Hach, whether or not such industrial property rights are registered in the Territory. Recognizing the importance of such rights to Hach's business and good will, Distributor agrees as follows:

11.1 Should Distributor become aware of trade practices or actions posed or threatened by third parties that may injure the business that Distributor conducts pursuant to this Agreement or Hach's business and good will or the above-mentioned property rights, full details of the same shall be promptly supplied to Hach, and Hach or any person authorized by it shall have the right to take or direct such action as Hach may deem proper against such third parties. Distributor shall in no event take any action in protection of Hach's rights or in furtherance of Hach's interest without Hach's written authorization.

11.2 During the continuance of this Agreement and thereafter, Distributor shall not take or cooperate in any action or threatened action which might in any way impair such industrial property rights, or question Hach's paramount ownership or interest in the same or in any way injure Hach's business and good will.

11.3 Distributor shall not, without Hach's consent or direction, make any threat against or cooperate in any action against third parties which in any way involves the above-mentioned industrial property or which constitutes unfair trade practices or violation of any law in the sale or in the advertising of Hach Products.

11.4 Distributor shall not alter, deface, remove, cover up or mutilate in any manner whatever any trademark, serial or model numbers, brand or name which is attached to Hach Products. If any such modifications or changes come to Distributor's attention it shall report them to Hach.

11.5 During the continuance of this Agreement and thereafter Distributor shall not use or register or attempt to register any name, or insignia which infringes or is in conflict with or is confusingly similar to Hach's industrial property rights, and Distributor shall not at any time assert any ownership or interest in any such name, mark or insignia. The foregoing shall include use on products, in business titles and in advertising literature.

11.6 During the continuance and solely for the purpose of this Agreement, Distributor is granted the non-exclusive right to use Hach's trade names and trademarks in connection with the sale or offering for sale and servicing of the Products, provided, however, that Distributor shall discontinue the display or use of any such

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trademark or trades name or change the manner in which any such mark or name is displayed or used when requested to do so by Hach. Such marks or names may be used as part of the name under which Distributor's business is conducted only with the express approval of Hach. Distributor is not authorized to use outside the Territory, directly or indirectly, in whole or in part, as a part of Distributor's corporate name or in signs, advertising, or any other similar selling effort, any of Hach's trademarks or tradenames that are now or may hereafter be owned by Hach.

11.7 During the continuance of this Agreement and thereafter neither Distributor nor its officers or employees will divulge to others, without Hach's written consent, confidential information supplied directly or indirectly to Distributor including customer lists and purchase orders, engineering or technical data including plans, specifications, drawings, designs, layouts, processes and formulae, whether or not reduced to writing. Distributor shall disclose confidential information only to those of its officers or employees whose duties require them to know the same, and then only if such persons have given to Distributor an enforceable undertaking not to disclose the confidential information to any unauthorized third person, and Distributor shall take any such other steps which may be necessary to cause compliance with the provisions of this Section 11.7 by its officers and employees.

11.8 Distributor shall reimburse Hach for all costs and expenses including legal fees incurred by Hach in connection with any legal action taken to enforce compliance with this Section 11.

12.0  Principal-to-Principal Relationship

It is understood and agreed that this Agreement creates a principal-to-principal relationship between the parties hereto, that Distributor is not an agent, and that Distributor may not lawfully bind Hach in any manner whatsoever. Distributor shall not make quotations or write letters in the name of Hach, but in every instance shall sign with its own name. The name of Hach shall not appear on the stationery used by Distributor except as a marginal note to indicate that Distributor is authorized by Hach to distribute Products in the Territory. In no event shall Hach be liable for any expense incurred by Distributor, the liability for which is not specifically assumed in writing by Hach.

13.0  Duration and Termination

13.1 This Agreement shall become effective upon the Contract Date. Unless sooner terminated as hereinafter provided, this Agreement shall terminate two years from the Contract Date. This Agreement may be extended beyond its original term only by the mutual consent of the parties expressed in a written instrument that refers to this Agreement and specifies the extended term.

13.2  The following events constitute just cause for termination of this
Agreement:

      13.2.1 Default by Distributor in the payment of any obligations owing to Hach; or

      13.2.2 The filing by or against Distributor of any insolvency or bankruptcy proceedings or proceedings for reorganization receivership or dissolution, or the inability by Distributor to meet its debts as become due; or

      13.2.3 Any material, adverse change in Distributor's financial condition, or

      13.2.4 If Distributor is a corporation, more than fifty percent (50%) of the stock of Distributor is transferred to another person who does not own or control at least twenty-five percent (25%) of Distributor's equity at the time of execution of this Agreement; or

      13.2.5 If Distributor is a partnership, any change in the membership of Distributor's firm by death or otherwise; or

      13.2.6  If Distributor is an individual, his death; or

      13.2.7 A competitor of Hach acquires, directly or indirectly, control of at least twenty-five percent (25%) equity interest in Distributor; or

      13.2.8 Any dispute, disagreement or controversy arises between or among any of Distributor's principals, partners, managers, officers or stockholders which, in Hach's opinion, may adversely affect Distributor's operation, management, reputation or business or Hach's interest or the reputation of the Products; or

      13.2.9 Any dispute, disagreement or controversy arises between Distributor and a customer, which in Hach's opinion may adversely affect Hach's interests or the reputation of Hach's Products; or

      13.2.10 Without Hach's written consent, Distributor's place of business remains closed during regular business hours for more than five (5) consecutive days, except when the closing is caused by strikes or

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      acts of God or when the closing coincides with religious or other holidays normally recognized in the city where Distributors principal sales and service are located, or

      13.2.11 The assignment or attempted assignment of this Agreement, or of any interest herein or of any right hereunder, by Distributor without Hach's written consent; or

      13.2.12 Distributors failure to obtain or maintain any license, permit or authorization from any government within or without the Territory necessary for the importation, sale or servicing of the Products thereunder, or necessary to enable Distributor to make payments for the Products in the United States of America dollars as provided in Section 4 hereof, or otherwise necessary for the performance of Distributor's obligations hereunder; or

      13.2.13 The failure or refusal of Distributor for a period of thirty (30) days after notice to perform any of its obligations under this Agreement; or

      13.2.14 The enactment of law by any governmental unit within the Territory which would restrict Hach's right to terminate and/or elect not to renew this Agreement as herein provided, by making Hach liable to Distributor for compensation and damages upon termination and/or failure to renew this Agreement.

      13.2.15 The failure of Distributor to approximate the sales levels agreed to in the Sales Forecast.

13.3 Upon the occurrence of any event specified in subparagraphs 13.2.2, 13.2.4 and 13.2.14 above, this Agreement shall automatically and immediately terminate. Upon the occurrence of any of the other above specified events, in addition to the other rights or remedies which Hach may have in law or equity, it may, as its option, terminate this Agreement by written notice thereof. Such termination shall become effective as of the date set forth in said notice but in no event earlier than ninety (90) days after such notice is given. Any waiver of the right to terminate for any of these events shall not constitute a waiver of the right to claim damages and/or to terminate this Agreement for any similar events which may occur in the future.

14.0  Rights and Obligations Upon Termination

      Upon termination of this Agreement as provided in Section 13 or otherwise provided for herein:

14.1 The acceptance of orders from Distributor or the continuance of sale of Products to Distributor or any other act of Hach after notice of termination of this Agreement shall not be construed as a renewal or a revival of this Agreement for any further term or as a waiver of the termination.

14.2 Hach shall have the obligation of canceling any of Distributor's outstanding orders for Products.

14.3 Hach shall not be liable to Distributor for compensation or damages of any kind whether on account of loss by Distributor of present or prospective profits, or anticipated orders, or on account of expenditures, investments or commitments made in connection with this Agreement, or on account of any other thing or cause whatsoever.

14.4 Distributor shall remove all signs bearing any of Hach's trademarks or tradenames, obliterate said trademarks or trade names from letterheads, stationery, service orders and other forms, and discontinue the use of any identification or advertising that might convey the impression that Distributor is still an authorized Hach distributor. Distributor shall immediately return to Hach all price lists and catalogs, technical specifications, brochures, advertising matter of any kind and all originals and copies of confidential information which Hach has supplied to Distributor in accordance with instructions from Hach.

14.5 Hach shall have the option of repurchasing from Distributor any new Products held by Distributor in inventory which Hach in its sole discretion determines to be marketable. Such Products shall be repurchased at the Ex Works (Factory, Ames, Iowa U.S.A.) price as invoiced by Hach to Distributor for such Products if Distributor can prove such invoice price: otherwise, such Products shall be repurchased at seventy-five percent (75%) of Hach's current Ex Works (Factory, Ames, Iowa U.S.A.) price for such Products. Distributor shall furnish to Hach a bill of sale, or other document of title satisfactory to Hach, covering all property repurchased under this Section 14.5.

14.6 Termination of this Agreement shall in no way affect Distributor's obligation to make payments for the Products delivered prior thereto. The parties may pursue any rights or obligations accrued or existing at the date of termination.

14.7 Distributor shall, if necessary, take all steps to transfer any governmental or regulatory approvals for each Product to Hach or Hach's nominee, or if such transfer is not permitted, to cooperate in the cancellation of Distributor's governmental approvals and the reissuance thereof to Hach or Hach's nominee at Hach's expense.

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15.0  Indemnification

15.1 Distributor shall indemnify and hold Hach harmless from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, attorney's fees) imposed upon, incurred by or asserted against Hach that result from:

      15.1.1 Acts of negligence or misrepresentations by Distributor, its employees or agents; Distributor's breach of any provision of this Agreement including without limitation, Sections 6, 7, 9 and 10); or Distributor's failure to meet its obligations or to perform any acts required under its agreements with any third party; and

      15.1.2 The relationship between Distributor and any of its employees, agents, and servants, whether under industrial accident laws, worker's compensation laws or any other laws applicable to employers and employees.

15.2 The provisions of this Section 15 shall survive the termination of this Agreement.

16.0  Assignment

This Agreement shall be binding upon and inure to the benefit of Hach's successors and assigns, but it is personal to Distributor and may not be assigned or transferred by it without Hach's written consent which Hach may withhold at its sole discretion whether such discretion is reasonable or unreasonable.

17.0  Entire Agreement and Miscellaneous Provisions

17.1 This Agreement, entered into by Distributor and Hach of their freewill, records the entire agreement between the parties and merges all discussions and replaces any understanding or prior agreement which may heretofore have existed between Hach and Distributor with regard to Distributor's appointment in the Territory.

17.2 Any amendments to this Agreement shall be in the form of a written document signed by all parties to this Agreement. Oral agreements and representations shall be not be binding.

17.3 No party to this Agreement shall be responsible for noncompliance with the terms and conditions of this Agreement where the reasons for such noncompliance are beyond the control of the party.

17.4 Hach's failure to enforce at any time any provision, right or option of this Agreement, shall in no way be considered a waiver of such provision, right or option or in any way affect the validity of this Agreement. The exercise by Hach of its rights or options hereunder shall not preclude it from or prejudice it in exercising the same or any other rights or options it may have under this Agreement. All notices provided for herein shall be given in writing by registered return-receipt air mail, by telegraph or cable confirmed in writing, by facsimile or other electronic transmission or by courier, addressed to:

Distributor:      EuroTech (Far East) Ltd.

Hach:             Hach Company
                  PO Box 389
                  57th Street and Lindbergh Parkway
                  Loveland, Colorado 80537 USA
                  Attn.: Vice President of Sales and Marketing

with a copy to:
                  Hach Company
                  PO Box 389
                  57th Street and Lindbergh Parkway
                  Loveland, Colorado 80537 USA
                  Attn.: Office of Chief Counsel of Operations.

17.5 Notices sent by facsimile, cable, telegraph or other electronic means shall be seemed to be given on the day following the transmission. Notices sent by registered return-receipt air mail shall be deemed to be given seven (7) days after the date of mailing. Notices sent by courier shall be deemed to have been given five (5) days after tender and acceptance of the notice by the courier for purposes of delivery.

18.0  Separability

18.1 Any provision of this Agreement which in any way contravenes the law of any country or political subdivision in which this Agreement is effective shall, in such country or political subdivision and to the extent

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of such contravention of law, be deemed separable and shall not affect the validity of any other provision of this Agreement.

18.2 This Agreement shall be governed by and interpreted in accordance with the laws of the State of Colorado, U.S.A., without giving effect to its conflict of law principles. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

18.3 Any dispute arising between the parties out of or in connection with this Agreement shall be finally resolved by arbitration in Denver, Colorado pursuant to the International Arbitration Rules of the American Arbitration Association. The arbitration panel shall consist of three arbitrators, one appointed by each party and a third neutral arbitrator appointed by the other two arbitrators. The arbitration shall be conducted in English which is the governing language of this Agreement.

18.4 Nothing in this Article shall prevent Hach from seeking injunctive relief against Distributor from any judicial or administrative authority pending the resolution of a controversy or claim by arbitration. Hach also reserves the right to sue in any court of competent jurisdiction to collect from Distributor funds due and owing Hach for Products sold and delivered to Distributor under this Agreement and Distributor agrees that, in the event of any such suit for collection by Hach, Distributor shall not be entitled to raise as a defense thereto any set-off or counterclaim alleged by Distributor; rather, any set-off or counterclaim alleged by Distributor shall be subject to the arbitration provision above.

19.0  Commissioned Sales

19.1 Distributor may be entitled to a Sales Commission for sale of Hach Product when such Product is sold by Hach or Distributor directly to a customer in the Territory. Payment and allocation of Commission is specifically set forth in Exhibit C, Commission Schedule. Hach recognizes that extraordinary circumstances may warrant allocation of a particular sales commission on a basis differing from that described in the Commission Schedule with approval from Hach prior to the transaction. In all events, Hach's decision as to the allocation of any commission shall be final and binding on all parties.

19.2 Commission payment shall be made by Hach in accordance with Distributor's express, written instructions. At Hach's discretion, such payment may be made in U.S. dollars or in the currency of the Territory. In no event shall Hach be liable to Distributor for any commission, a claim for which is reported to Hach more than six (6) months after the transaction.

19.3 Distributor shall assist Hach in assuring the timely and complete payment of any invoice with respect to which a commission is owing to Distributor, and Distributor shall advise all customers that on sales made directly to customers by Hach, overdue payments shall accrue interest at the rate of one-and-one half (1 1/2) percent per thirty (30)-day period, with each fraction of a period counting as a full period.

19.4 Hach shall debit Distributor's account for any commission which is paid to Distributor with respect to Products which are returned by the customer for credit or refund and a prorata amount of any commission which is paid with respect to orders for which Hach, for whatever reason, does not receive payment in full. No commission shall be owing to Distributor with respect to any sale for which Hach receives less than sixty percent (60%) of the full invoice price.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year hereinafter written, to become effective when signed by both parties.

FOR DISTRIBUTOR                              FOR HACH COMPANY


NAME: T C LEUNG                              NAME: GARY R. DREHER
      ------------------------                     --------------------------
TITLE: CHAIRMAN                              TITLE: VP & CFO
      ------------------------                     --------------------------
DATE: 10/3/98 (10 March 98)                  CONTRACT DATE:
      ------------------------                             ------------------
SIGNATURE: /s/ T C LEUNG                     SIGNATURE: /s/ GARY R. DREHER
           -------------------                          ---------------------

Exhibits Lists:
Exhibit A Territory
Exhibit B Products
Exhibit C Commission Schedule

DAW                                                             23 February 1998


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

                                   [HACH Logo]

                                    EXHIBIT A
                                    TERRITORY
--------------------------------------------------------------------------------

                                    Hong Kong

                                      Macao

                            Peoples Republic of China

DAW                                                             23 February 1998

                                   [HACH Logo]

                                    EXHIBIT B

                            PRODUCTS IN THE TERRITORY

1.1 Distributor may only Distribute Products which are covered under this Agreement. Products covered under this Agreement are denominated as such with a check mark in the YES Column under 2.2 below. Product denominated with a check mark in the NO Column below is not covered under this Agreement and Distributor is not eligible to distribute those products.

2.2  PRODUCT CLASS                                                       COVERED UNDER THIS AGREEMENT
-----------------------------------------------------------------------------------------------------
     CHEMICALS (Process Reagents)                                      YES |X| NO |_|  EXCEPTED(1)|_|

     CHEMICALS (COD Reagents; Lab/Kit                                  YES |X| NO |_|  EXCEPTED|_|
     Reagents manufactured by Hach)

     TEST KITS                                                         YES |X| NO |_|  EXCEPTED|_|
     (Test Kits; Test Kit Replacement Parts)

     MICROBIOLOGY                                                      YES |X| NO |_|  EXCEPTED|_|
     (Microbiological Chemicals/Media;
     Kits and Apparatus manufactured by Hach)

     CHEMISTRY RESALE                                                  YES |X| NO |_|  EXCEPTED|_|
     (Resale Apparatus, Resale Lab Instruments)

     OTHER CHEMICALS                                                   YES |X| NO |_|  EXCEPTED|_|
     (Other Chemicals manufactured by Hach)

     COLORIMETERS/SPECTROPHOTOMETERS                                   YES |X| NO |_|  EXCEPTED|_|
     (Pocket Colorimeters; DR-Series Colorimeters,
     DR-Series Spectrophotometers; DR-EL Series
     Portable Field Laboratories; Special Field Laboratories)

     LABORATORY INSTRUMENTS                                            YES |X| NO |_|  EXCEPTED|_|
     (Amperometric Titrator; TitraStir(R); BOD Apparatus;
     IncuTrol(R); COD Reactor; Conductivity Meters;
     Digital Titrators; Dissolved Oxygen Meters;
     Electrodes, pH Meters; TenSette(R) Pipettes;
     Digestion Instruments & Accessories; Hach
     Miscellaneous Laboratory Instruments and
     Accessories)

     TURBIDIMETERS (Laboratory and                                     YES |X| NO |_|  EXCEPTED|_|
     Portable Turbidimeters)

     TURBIDIMETERS (Process Turbidimeters)                             YES |X| NO |_|  EXCEPTED|_|

     PROCESS INSTRUMENTS                                               YES |X| NO |_|  EXCEPTED|_|

     SERVICE PARTS                                                     YES |X| NO |_|  EXCEPTED|_|


EXCEPTIONAL CONDITIONS (Describe)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


----------
(1) Products annotated as "Excepted" are distributed under this Agreement but are limited to the distribution arrangement described under the Exceptional Conditions statement in this Exhibit B.

DAW                                                             23 February 1998

                                   [HACH Logo]

EXHIBIT C

                               COMMISSION SCHEDULE
--------------------------------------------------------------------------------

1.0 Distributor may, at Hach's discretion and with prior approval on each transaction, be allowed a percentage commission for certain sales.

1.1 Sales for which Distributor may be allowed a commission are indent sales made at Hach's International market Price for the Territory on orders direct from the Territory. Distributor orders for Distributor's own account at Distributor's cost are not commissionable orders under this Agreement.

2.0  Commission is computed according to the following schedule.

2.1 Full Commission is 20% of the International Market Price for the Territory, Ex Works (Factory, Ames, Iowa).

2.2  Full Commission may be achieved according to the following participation
Schedule:

          2.2.1 Credit for Specifying Hach Products: Up to fifty percent (50%) of full commission may be credited to the account of the Distributor who participates in securing a written specification or preference for Hach Product(s) in the Territory. Where more than one Distributor has secured such specification or preference this fifty percent of full commission may be allocated among the participants at Hach's discretion.

          2.2.2 Credit for Origination of Order: Up to twenty-five percent (25%) of Full Commission may be credited to the account of the Distributor from whose Territory the order issued. Distributors must substantiate that he or his agent(s) were materially instrumental in inducing the customer to place the order for which commission is sought with Hach Company. The following are examples of the types of inducement which will be considered instrumental and therefore commissionable: pre-notifying Hach Company of the existence of an order, specification of the Distributor's name on the customer's purchase order, or other documentary proof of distributor inducement. Nothing in this Section 2.2.2 would preclude Distributor from offering other evidence of its instrumentality in the transaction. Hach may, at its sole discretion choose to accept or reject such other forms of proof.

          2.2.3 Credit for Destination of Product: Up to twenty-five percent (25%) of Full Commission may be credited to the account of the Distributor into whose Territory Hach Product(s) is shipped for installation or use. No Commission shall be paid unless Distributor has and will, in Hach's opinion, provide reasonable assistance to the customer in the Territory before, during or after the transaction. Such assistance may include but is not limited to on-site inspection of the Product and a commitment to continued service and support.

          2.2.4 Upon receipt of commission payment for Destination Credit, Distributor must, within 60 days of the date of the commission check, prepare and submit to Hach a complete description of any and all Distributor's post-transaction activity related to that commission payment. Failure to promptly report such post-transaction activity may result in limitation of Distributor's rights to receive future Destination Credit.

2.3 All claims for Specification Participation, Order Origination or Destination Participation must be adequately supported by written documentation or a report acceptable to Hach which indicates the materiality of Distributor involvement in the transaction.

2.4. Nothing herein precludes Hach Company and Distributor from agreeing upon a Commission schedules or program different from that described in this Exhibit B, so long as such schedule or program is agreed upon in writing and in advance of any commissionable event.

DAW                                                             23 February 1998


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